Exhibit 99.1

VERRA MOBILITY ANNOUNCES EXTENSION AND AMENDMENT OF EXisting CREDIT Agreement; LAUNCHES SENIOR NOTES OFFERING

MESA, Ariz., March 15, 2021 /PRNewswire/ -- Verra Mobility (NASDAQ: VRRM), a leading provider of smart mobility technology solutions, today announced its intention to extend and amend its existing 2020 credit agreement and issue new senior unsecured notes due 2029.

"We believe transitioning to a fixed and variable debt capital structure is timely and addresses our short-term capital needs and strengthens our balance sheet for the long-term. Our visibility into recurring revenue streams and strong cash flow generation potential effectively position us to service our debt and provide us the financial flexibility to invest for the future," stated Tricia Chiodo, Chief Financial Officer of Verra Mobility.

The timing of pricing and terms of the notes are subject to market conditions and other factors. Verra Mobility intends to use the net proceeds of the new $650 million 7-year Term Loan B and $350 million of new 8-year Senior Unsecured Notes (the "Notes") to repay the existing $866 million Term Loan B due 2025, fund the purchase price for the announced acquisition of Redflex Holdings Limited, and for general corporate purposes.

This press release is for informational purposes only. It is neither an offer to sell nor a solicitation of an offer to buy the Notes or any other securities, nor shall there be any offer, solicitation, or sale of the Notes or any other securities in any jurisdiction in which such an offering, solicitation or sale would be unlawful prior to the registration or qualification thereof under the securities laws of any such jurisdiction. Any offers of the Notes will be made only by means of a private offering memorandum. The Notes are being offered only to persons reasonably believed to be qualified institutional buyers in a private placement offering exempt from registration in reliance on Rule 144A under the Securities Act of 1933, as amended

(the "Securities Act"), and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act. The Notes and related guarantees have not been registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States without registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act or any other applicable state securities laws. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About Verra Mobility

Verra Mobility is committed to developing and using the latest in technology and data intelligence to help make transportation safer and easier. As a global company, Verra Mobility sits at the center of the mobility ecosystem – one that brings together vehicles, devices, information, and people to solve complex challenges faced by our customers and the constituencies they serve.

Verra Mobility serves the world's largest commercial fleets and rental car companies to manage tolling transactions and violations for millions of vehicles. As a leading provider of connected systems, Verra Mobility processes millions of transactions each year through connectivity with more than 50 individual tolling authorities and more than 400 issuing authorities. Verra Mobility also fosters the development of safe cities, partnering with law enforcement agencies, transportation departments, and school districts across North America operating thousands of red-light, speed, bus lane, and school bus stop arm safety cameras. Arizona-based Verra Mobility operates in more than 15 countries. For more information, visit www.verramobility.com.

Forward-Looking Statements

This press release contains forward-looking statements which address the Company's expected future business and financial performance and may contain words such as "goal," "target," "future," "estimate," "expect," "anticipate," "intend," "plan," "believe," "seek," "project," "may," "should," "will" or similar expressions. Examples of forward-looking statements include, among others, statements regarding the benefits of the Company's strategic acquisitions, changes in the market for our products and services, expected operating results, such as revenue growth, expansion plans and opportunities, and earnings guidance related to 2021 financial and operational metrics. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those currently anticipated. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to: (1) the disruption to our business and results of operations as a result of the COVID-19 pandemic; (2) the impact of the COVID-19 pandemic on our revenues from key customers in the rental car industry and from photo enforcement programs; (3) customer concentration in our Commercial Services and Government

Solutions segments; (4) decreases in the prevalence of automated photo enforcement or the use of tolling; (5) risks and uncertainties related to our government contracts, including but not limited to administrative hurdles, legislative changes, termination rights, audits and investigations; (6) decreased interest in outsourcing from our customers; (7) our ability to properly perform under our contracts and otherwise satisfy our customers; (8) our ability to compete in a highly competitive and rapidly evolving market; (9) our ability to keep up with technological developments and changing customer preferences; (10) the success of our new products and changes to existing products and services; (11) our ability to successfully integrate our recent or future acquisitions; (12) failures in or breaches of our networks or systems, including as a result of cyber-attacks; and (13) other risks and uncertainties indicated from time to time in documents filed or to be filed with the Securities and Exchange Commission (the "SEC") by Verra Mobility. The forward-looking statements herein represent the judgment of the Company, as of the date of this release, and Verra Mobility disclaims any intent or obligation to update forward-looking statements. This press release should be read in conjunction with the information included in the Company's other press releases, reports, and other filings with the SEC. Understanding the information contained in these filings is important in order to fully understand the Company's reported financial results and our business outlook for future periods.

Investor Relations Contacts

Sajid Daudi

Investor Relations at Verra Mobility
480-596-2050

Marc P. Griffin
ICR, Inc., for Verra Mobility
646-277-1290
IR@verramobility.com